UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported) October 24, 2012
COLUMBIA LABORATORIES, INC.
(Exact name of registrant as specified in its charter)
Commission File No.  1-10352

Delaware	59-2758596
(State of Incorporation)	(I.R.S. Employer Identification No.)

354 Eisenhower Parkway Livingston, New Jersey	07039
(Address of principal executive offices)	Zip Code

Registrant's telephone number, including area code:  (973) 994-3999
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 24, 2012, Columbia Laboratories, Inc. (the “Company”) received a letter from the Nasdaq Stock Market indicating that for 30 consecutive business days the Company's common stock did not maintain a minimum closing bid price of $1.00 (“Minimum Bid Price Requirement”) per share as required by Nasdaq Listing Rule 5450(a)(1).

The notification of noncompliance has no immediate effect on the listing or trading of the Company's common stock on the Nasdaq Global Market.  Under the Nasdaq Listing Rules, if during the 180 calendar days following the date of the notification, or prior to April 22, 2013, the closing bid price of the Company's stock is at or above $1.00 for a minimum of 10 consecutive business days, the Company will regain compliance with the Minimum Bid Price Requirement and the common stock will continue to be eligible for listing on the NASDAQ Global Market.

If the Company does not achieve compliance with the Minimum Bid Price Requirement by April 22, 2013, Nasdaq will provide written notification to the Company that the common stock is subject to delisting.  The Company may, at that time, appeal the Nasdaq determination to a Nasdaq Hearing Panel. Such an appeal, if granted, would stay delisting until a Panel ruling. Alternatively, if at that time the Company is in compliance with all initial listing standards for the Nasdaq Capital Market other than the Minimum Bid Price Requirement, the Company could apply to transfer the listing of its common stock to the Nasdaq Capital Market and thereby receive an additional grace period to gain compliance with the Minimum Bid Price Requirement.

The Company intends to monitor the closing bid price of its common stock and may, if appropriate, consider implementing available options to regain compliance with the Minimum Bid Price Requirement under the Nasdaq Listing Rules.

On October 25, 2012, the Company issued a press release entitled “Columbia Laboratories Receives Nasdaq Minimum Bid Price Non-compliance Letter.” A copy of the please release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit No.	Description
99.1	Press Release dated October 25, 2012, entitled “Columbia Laboratories Receives Nasdaq Minimum Bid Price Non-Compliance Letter.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: October 25, 2012

COLUMBIA LABORATORIES, INC.
By: /S/ Lawrence A. Gyenes
Lawrence A. Gyenes
Senior Vice President,
Chief Financial Officer,
and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated October 25, 2012, entitled “Columbia Laboratories Receives Nasdaq Minimum Bid Price Non-Compliance Letter.”